                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                    DEM, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)   Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------
     (5)  Total fee paid:

          -------------------------------------------------------------------
[ ]   Fee paid previously with preliminary materials:

      -----------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:

      ------------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement No.:

      ------------------------------------------------------------------------
      (3)  Filing Party:

      ------------------------------------------------------------------------
      (4)  Date Filed:

      ------------------------------------------------------------------------

                                    DEM, INC.
                         World Trade Center - Baltimore
                                   28th Floor
                              401 East Pratt Street
                            Baltimore, Maryland 21202

                                    NOTICE OF
                         SPECIAL MEETING OF STOCKHOLDERS

         A special meeting of the stockholders of DEM, Inc. (the "Company") will be held at the offices of The Chapman Co., World Trade Center-Baltimore, 28th Floor, 401 East Pratt Street, Baltimore, Maryland, on September 1, 1998, at 11:00 a.m. local time to act on the following matters:

         (1) To approve the liquidation and dissolution of the Company pursuant to the provisions of the Plan of Dissolution, Liquidation and Termination of the Company (the "Plan"), which Plan was approved at a meeting of the Board of Directors of the Company (the "Board") held on June 30, 1998; and

         (2) To transact such other business as may properly come before the meeting.

         The Board recommends that the stockholders approve the Plan at this time. Subject to receipt of the requisite stockholder approval, stockholders holding shares in the Company will receive a liquidation distribution, in cash, on or about October 31, 1998.

         You are entitled to notice of and to vote at the meeting and any adjournments thereof if you owned shares of the Company at the close of business on July 28, 1998.

July 28, 1998                       By Order of the Board of Directors,


                                    /s/ Earl U. Bravo, Sr.
                                    ----------------------
                                    Earl U. Bravo, Sr.
                                    Secretary

         Please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the meeting and wish to vote in person, you may revoke your proxy.

                                    DEM, INC.
                         World Trade Center - Baltimore
                                   28th Floor
                              401 East Pratt Street
                            Baltimore, Maryland 21202

                                 PROXY STATEMENT

                  Special Meeting of Stockholders to be Held on
                                September 1, 1998

         This document is a proxy statement for DEM, Inc. (the "Company"), a closed-end management investment company, (the "Proxy Statement"). This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") to be used at the Company's Special Meeting of Stockholders and at any adjournments thereof (the "Meeting"). The Meeting will be held at the offices of The Chapman Co., World Trade Center -Baltimore, 28th Floor, 401 East Pratt Street, Baltimore, Maryland 21202 on September 1, 1998, at 11:00 a.m. local time, for the purposes set forth in the Company's Notice of Special Meeting of Stockholders. This Proxy Statement and form of Proxy were first mailed to the Company's stockholders on or about July 28, 1998.

         The Company will bear the cost of printing and mailing this notice and Proxy Statement and proxy card and of soliciting proxies (estimated at $2,500). The principal solicitation of proxies will be by the mailing of this Proxy Statement, but proxies may also be solicited by telephone and/or in person by directors, officers and employees of the Company. Such representatives and employees will not receive additional compensation for solicitation activities.

         The affirmative vote of stockholders holding a majority of the shares entitled to be cast outstanding at the close of business on July 28, 1998 (the "Record Date"), in person or by proxy, is required for approval of the liquidation of the assets and dissolution of the Company pursuant to the provisions of the Plan of Dissolution, Liquidation and Termination of the Company (the "Plan") as set forth in Annex A hereto.

         At the Meeting, the presence in person or by proxy of stockholders of the Company entitled to cast at least a majority of the votes entitled to be cast at the Meeting shall constitute a quorum for the transaction of business. In the event a quorum is not present, or in the event that a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies by the Company may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournments will require the affirmative vote of a majority of the Company's shares represented at the Meeting in person or by proxy. The persons named as proxies by the Company will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal and will vote against any such adjournment those proxies required to be voted against the proposal.

         Each full share outstanding is entitled to one vote and each fractional share outstanding is entitled to a proportionate fractional share of one vote. As of the Record Date, the Company had outstanding 1,148,776 shares. The persons who owned more than 5% of any class of the Company's outstanding shares as of July 24, 1998, the latest practicable date, are set forth in Annex B hereto.

         The proxies named on the proxy card of the Company will vote in accordance with the directions indicated thereon if the proxy card is properly executed. If you properly execute your proxy card and give no voting instruction, your shares will be voted FOR the proposal set forth herein. Abstentions will be counted as present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions will not constitute a vote "for" or "against" the proposal. For this reason, abstentions will have the effect of a "no" vote for the purpose of obtaining the requisite approval for the proposal. Broker non-votes (i.e., proxies received from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote the shares on a particular matter with respect to which the broker or nominees do not have discretionary power) will be treated the same as abstentions.

         A stockholder may revoke his proxy by notifying the Company in writing prior to the Meeting, by subsequently executing another proxy or by attending the Meeting and giving oral notice of revocation to the Chairman of the Meeting.

         The Company will furnish, without charge, a copy of the Annual Report to Stockholders dated December 31, 1997 or the Semi-Annual Report to Stockholders dated June 30, 1998 to any stockholder upon request. Any such request should be directed to Lisa Fullagar, DEM, Inc., World Trade Center -Baltimore, 28th Floor, 401 East Pratt Street, Baltimore, Maryland 21202, telephone (800) 752-1013.

                        PROPOSAL TO LIQUIDATE THE ASSETS
                        AND DISSOLVE THE COMPANY PURSUANT
                        TO THE PROVISIONS OF THE PLAN OF
                    DISSOLUTION, LIQUIDATION AND TERMINATION


The Liquidation in General

         The Company proposes to liquidate the assets and dissolve the Company pursuant to the provisions of the Plan as approved by the Board on June 30, 1998. The Board has determined that an orderly liquidation of the Company's assets is advisable and has directed that the matter be submitted for consideration of the stockholders of the Company. The Plan provides for the complete liquidation of all of the assets of the Company. If the Plan is approved by the requisite stockholder vote, Chapman Capital Management, Inc., the Company's investment adviser ("Chapman Capital Management"), will undertake to liquidate the Company's assets at market prices and on such terms and conditions as Chapman Capital Management shall determine to be reasonable and in the best interests of the Company and its stockholders.

         In the event the Plan is not approved by the requisite stockholder vote, the Board will consider what other action should be taken.

Reasons for the Liquidation

         The Company is a closed-end management investment company organized as a Maryland corporation on October 20, 1995. Since January 16, 1998, the Company's shares have continuously traded at a discount from their net asset value per share, ranging from 2.86% on May 29, 1998, to 21.05% on May 8, 1998. The average weekly discount during the period March 1, 1998 to May 31, 1998 was 12.96%. This discount is volatile and fluctuates with the net asset value per share and the market price of the Company's shares.

         At a meeting of the Board held on June 30, 1998, the Board determined that the continued operation of the Company was not in the best interests of the Company's stockholders considering all relevant factors, including, without limitation, that since inception the Company's expense ratio has continuously been above the average expense ratio of small capitalization growth funds as reported by Morningstar. The Board concluded that the discount on the Company's shares can be attributed primarily to the small size of the Company and its relatively high expense ratio and that the expense ratio is above average because the limited assets of the Company prevent it from achieving economies of scale that would permit a reduction in the Company's expense ratio.

         At the June 30, 1998 Board meeting, the Board considered various alternatives for the Company, including, (i) increasing the size of the Company through a secondary offering of Common Stock; (ii) merging the Company with an investment company with a similar investment focus; (iii) converting the Company to an open-end investment company; and (iv) liquidating the Company.

         Because the Company's shares currently trade at a discount from their net asset value, in order for the Company to successfully increase its assets through a secondary offering of Common Stock, the Company would be required to offer the Company's shares at a price that is less than the net asset value per share of the Company's outstanding shares. Section 23(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") prohibits any registered closed-end company from selling its shares at a price below the current net asset value of such shares. The 1940 Act provides several exemptions to such prohibition including for any offering in connection with an offering to the existing holders of such company's shares or if the consent of a majority of such company's common stockholders is obtained. The Board of Directors has determined that an offering of the Company's shares at less than net asset value is not in the best interests of the Company's stockholders because it would result in the dilution of the Company's stockholders in favor of new investors. Similarly, the Board believes that a rights offering is not in the best interest of the Company's stockholders because such an action would require the Company's stockholders to either participate in the rights offering or have their interests in the Company diluted. Further, after consultation with Chapman Capital Management, the Board determined that the Company's existing stockholders would be unlikely to invest sufficient additional funds so that the Company will have the level of assets necessary to effectively lower its expense ratio.

         The Board determined that the merger of the Company with a similar investment company was not a realistic option because the Company's unique investment objective would make it difficult to locate a suitable investment company for such a transaction. In addition, the Board considered the relatively small amount of assets in the Company, the expense involved in a merger and the fact that many of the Company's stockholders could be reasonably expected to redeem any interest in the merged entity. The Board also concluded that converting the Company into an open-end investment company is not a practicable solution due to similar considerations.

         Based upon the foregoing considerations and other relevant factors, the Board concluded that a liquidation and the subsequent dissolution of the Company were advisable and in the best interests of the Company's stockholders.

         The Board, including all of the Directors who are not "interested persons" of the Company (as that term is defined in the 1940 Act), then adopted resolutions approving the Plan, declaring the proposed liquidation and dissolution pursuant to the provisions of the Plan advisable and directing that it be submitted to the stockholders of the Company for consideration. In connection with the proposal, the Company will bear the costs associated with the liquidation of the Company, which are expected to total approximately $25,000.

         As of July 24, 1998, the net asset value per share of the Company's shares was $17.05, whereas the price of the last reported trade of the Company's shares on the same date was $16.06. Because the market price of the Company's shares is subject to fluctuation, the market price of the Company's shares may increase or decrease prior to the distribution of the assets to the Company's stockholders. Stockholders are urged to obtain current market quotations for the Company's shares.

         The liquidation of the assets and dissolution of the Company will have the effect of permitting the Company's stockholders to invest the distributions to be received by them upon the Company's liquidation in investment vehicles of their own choice. Investors who desire the continued use of a managed investment such as a mutual fund may obtain prospectuses for other investment companies managed by Chapman Capital Management by calling, toll free, (800) 752-1013.

         In the event that the stockholders do not approve the Plan, the Board will continue to search for other alternatives for the Company.

Plan of Dissolution, Liquidation and Termination of the Company

         The Plan provides for the complete liquidation of all of the assets of the Company. If the Plan is approved, Chapman Capital Management will undertake to liquidate the Company's assets at market prices and on such terms and conditions as Chapman Capital Management, under the supervision of the Board, shall determine to be reasonable and in the best interests of the Company and its stockholders. The Plan authorizes the Board to abandon the Plan without stockholder approval at any time prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board determines that such abandonment would be advisable and in the best interests of the Company's stockholders.

Liquidation Value

         If the Plan is adopted by the Company's stockholders at the Meeting, as soon as practicable after the consummation of the sale of all of the

Company's portfolio securities and the payment of all of the Company's known expenses, charges, liabilities and other obligations, including those expenses incurred in connection with the liquidation, each Company stockholder will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Company's current registration statement, together with accrued and unpaid dividends and distributions with respect to each of the stockholder's shares of the Company (the "Liquidation Distribution").

Federal Income Tax Consequences

         The following summary provides general information with regard to the federal income tax consequences to stockholders on receipt of the Liquidation Distribution from the Company pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Company resulting from its liquidation and dissolution; however, the Company has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation and dissolution of the Company. The statements below are, therefore, not binding upon the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any stockholder upon receipt of a Liquidation Distribution will be as set forth below.

         This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect.

         The information below is only a summary of some of the federal tax consequences generally affecting the Company and its individual U.S. stockholders resulting from the liquidation of the Company. This summary does not address the particular federal income tax consequences applicable to stockholders other than U.S. individuals nor does it address state or local tax consequences. The tax consequences discussed herein may affect stockholders differently depending on their particular tax situations unrelated to the Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Stockholders are encouraged to consult their personal tax advisers concerning their particular tax situations and the impact thereon on receiving the Liquidation Distribution as discussed herein. The receipt of the Liquidation Distribution may result in tax consequences that are unanticipated by stockholders.

         As discussed above, pursuant to the Plan, the Company will sell its assets, pay or make provisions for the payment of all liabilities, distribute the remaining proceeds to its stockholders and dissolve. The Company anticipates that the Company will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), during the liquidation period and, therefore, will not be taxed on any of its net income realized from the sale of its assets.

         For federal income tax purposes, a stockholder's receipt of the Liquidation Distribution will be a taxable event and will be treated as a sale of the stockholder's shares of the Company in exchange for the Liquidation Distribution. Each stockholder will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis in his or her shares and the Liquidation Distribution he or she receives from the Company. If the shares are held as a capital asset, the gain or loss will generally be characterized as a capital gain or loss. If the shares have been held for more than 18 months, any gain will constitute a long-term capital gain taxable to individual stockholders at an amount no greater than 20%, and any loss will constitute a long-term capital loss. If the shares have been held for more than one year but not more than 18 months, any gain will constitute a long-term capital gain taxable to individual stockholders at an amount no greater than 28%, and any loss will constitute a long-term capital loss. Otherwise, the gain or loss will constitute a short-term capital gain or loss.

         If a stockholder has failed to furnish a correct taxpayer identification number or has failed to clarify that he or she has provided a correct taxpayer identification number and that he or she is not subject to "backup withholding," the stockholder may be subject to a 31% backup withholding tax with respect to any ordinary or capital gains dividends as well as the Liquidation Distribution. An individual's taxpayer identification number is his or her social security number. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

         Stockholders will be notified of their respective shares of ordinary and capital gains dividends for the Company's final fiscal year in normal tax-reporting fashion; amounts included in income as dividends may increase the stockholders' adjusted bases in their shares for purposes of computing their gain or loss on the receipt of the Liquidation Distribution.

Liquidation Distribution

         At present, the date on which the Company will be liquidated and on which the Company will pay Liquidation Distributions to its stockholders is uncertain, but it is anticipated that if the Plan is adopted by the stockholders such liquidation would occur on or about October 31, 1998 (the "Liquidation Date"). Stockholders holding Company shares as of the close of business on the date immediately preceding the Liquidation Date will receive their Liquidation Distribution on the Liquidation Date without any further action on their part.

         The Board recommends that the stockholders vote FOR the proposed liquidation of assets and dissolution of the Company pursuant to the provisions of the Plan of Dissolution, Liquidation and Termination.

                                  OTHER MATTERS

         The Board does not know of any matters to be presented at the Meeting other than those set forth in this Proxy Statement. If any other business should come before the Meeting, the persons named as proxies in the accompanying proxy will vote thereon in accordance with their best judgment.

                             STOCKHOLDERS PROPOSALS

         Consistent with the laws of the State of Maryland, the Bylaws of the Company provide that the Company must hold annual stockholder meetings. In the event that the Company is not liquidated and dissolved, all stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at the address set forth on the first page of this Proxy Statement not later than November 25, 1998 for inclusion in the Company's proxy statement and proxy relating to that meeting. It is suggested that proposals be forwarded by certified mail, return receipt requested. The persons named as proxies in the 1999 Annual Meeting of Stockholders proxy will vote on all stockholder proposals received by the Company after February 9, 1999 in accordance with their best judgment. It is important that proxies be returned promptly. If you do not expect to attend the Meeting, please sign your proxy card promptly and return it in the enclosed envelope to avoid unnecessary expense and delay.

                                             By Order of the Board of Directors,


                                             /s/ Earl U. Bravo, Sr.
                                             ----------------------
                                             Earl U. Bravo, Sr.
                                             Secretary

July 28, 1998

                                                                         Annex A

                PLAN OF DISSOLUTION, LIQUIDATION AND TERMINATION
                                       OF
                                    DEM, INC.

                  DEM, Inc., a Maryland corporation (the "Company"), shall proceed to a complete liquidation of the Company according to the procedures set forth in this Plan of Dissolution, Liquidation and Termination (the "Plan"). The Plan has been approved by the Board of Directors of the Company (the "Board") as being advisable and in the best interests of the Company's stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Company (each a "Stockholder" and, collectively, the "Stockholders"), voting in the aggregate without regard to class, for their adoption or rejection at a special meeting of Stockholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon Stockholder approval of the Plan, the Company shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

                           1.       Adoption of Plan.  The effective date of the
Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Stockholders.

                           2.       Liquidation and Distribution of Assets.  As
soon as practicable after the Effective Date and by December 31, 1998 (the "Liquidation Period"), or as soon thereafter as practicable depending on market conditions and consistent with the terms of this Plan, the Company and the Company's investment adviser, Chapman Capital Management, Inc. ("Chapman Capital Management"), under the supervision of the Board, shall have the authority to engage in such transactions as may be appropriate for the Company's liquidation and dissolution, including, without limitation, the consummation of the transactions described in the Proxy Statement.

                           3.       Provisions for Liabilities.  The Company
shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

                           4.       Distribution to Stockholders.  As soon as
practicable after the Effective Date, the Company shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to its stockholders of record as of the close of business on the date immediately preceding the

Liquidation Date all of the remaining assets of the Company in complete cancellation and redemption of all the outstanding shares of the Company, except for cash, bank deposits or cash equivalents in an estimated amount necessary to
(i) discharge any unpaid liabilities and obligations of the Company on the Company's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay or provide for the payment of such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Company on the Company's books.

                           5.       Notice of Liquidation.  As soon as
practicable after the Effective Date, the Company shall mail notice to the appropriate parties that this Plan has been approved by the Board and the Stockholders and that the Company will be liquidating its assets, to the extent such notice is required under the MGCL.

                           6.       Filings.  As soon as practicable after the
Liquidation Date, within the Liquidation Period, the Company shall prepare and file Articles of Dissolution, Form N-8F under the 1940 Act and any other documents as are necessary to effect the dissolution and/or de-registration of the Company in accordance with the requirements of the Charter of the Company, the MGCL, the Code, the 1940 Act and any other applicable securities laws, and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any tax returns.

                           7.       Amendment or Abandonment of Plan.  The Board
may modify or amend this Plan at any time without stockholder approval if it determines that such action would be advisable and in the best interests of the Company and its Stockholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Stockholders, such an amendment or modification will be submitted to the Stockholders for approval. In addition, the Board may abandon this Plan without stockholder approval at any time prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Stockholders.

                           8.       Powers of Board and Officers.  The Board and
the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code and the MGCL, including, without limitation, filing of a Form N-8F with the Securities and Exchange Commission, withdrawing any state registrations of the Company and/or its shares, withdrawing any qualification to conduct business in any state in which the Company is so qualified and the preparation and filing of any tax returns.

                           9.       Termination of Business Operations.  As soon
as practicable upon adoption of this Plan, the Company shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation and dissolution.

                           10.      Expenses.  The expenses of carrying out the
terms of this Plan shall be borne by the Company, whether or not the liquidation contemplated by this Plan is effected.

                  IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Plan to be executed by the Company as of this 30th day of June, 1998.

                                              DEM, INC.



                                          By:   /s/ Nathan A. Chapman, Jr.
                                               ---------------------------
                                               Nathan A. Chapman, Jr.
                                               President

                                                                       Exhibit B

                             PRINCIPAL STOCKHOLDERS

                  The following table sets forth, to the Company's knowledge, the name, the number of shares and the percentage of the outstanding shares of the Company owned beneficially by each person who owned beneficially 5% or more of the outstanding shares on July 24, 1998, the latest practicable date. No shares of the Company are beneficially owned by any director or executive officer of the Company.


                                                     TOTAL
NAME AND ADDRESS OF BENEFICIAL OWNER                 SHARES              %
------------------------------------------------ ----------------- -------------

Memphis Retirement System                            252,536          21.98%
125 North Main Street, Room 368
Memphis, TN 38103-2017

Policemen & Firemen Retirement                        250,000          21.76%
System of the City of Detroit
908 City-County Building
Detroit, MI 48226

Shelby County Retirement System                       202,451          17.62%
160 North Mid-Atlantic Mall, Suite 950
Memphis, TN 38103

Potomac Electric Power Company                        134,967          11.75%
1900 Pennsylvania Avenue, N.W.
Washington, DC 20068-0001

Texaco - Harrison Capital, Inc.                       101,225           8.81%
2000 Westchester Avenue
White Plains, NY 10650

Philadelphia Gas Works                                 60,000           5.22%
Retirement Reserve Company
1310 Municipal Services Building
1401 JFK Boulevard
Philadelphia, PA 19102

                                    DEM, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nathan A. Chapman, Jr. and Earl U. Bravo, Sr., or either of them, the proxy or proxies of the undersigned with full powers of substitution, to vote all shares of Common Stock of DEM, Inc. held of record by the undersigned at the close of business on July 28, 1998, at the Special Meeting of Stockholders of the Company to be held on Tuesday, September 1, 1998 at 11:00 a.m., local time and at any adjournment or adjournments thereof, upon the matters set forth herein.

    PLEASE MARK YOUR CHOICE IN BLUE OR BLACK INK, PLEASE SIGN, DATE AND RETURN
       THIS PROXY PROMPTLY USING THE ACCOMPANYING ENVELOPE

/X/  Please mark    If properly executed, the shares represented by this proxy
     votes as in    will be voted in the manner directed herein by the
     this example   undersigned stockholder, or to the extent directions are not given, such shares will be voted FOR each proposal.

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

                                                                  For           Against         Abstain

1.     Plan of Dissolution, Liquidation and Termination of        / /             / /             / /
       DEM, Inc.

2.     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO         / /             / /             / /
       VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
       BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


                                           MARK HERE FOR ADDRESS
-------------------------------         CHANGE AND NOTE SUCH CHANGE        / /
                                                  AT LEFT

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Please sign. Persons acting in a fiduciary capacity should so indicate. PLEASE
NOTE any change of address and supply any missing Zip Code number.

Signature:----------------------------         Date: -------------------------

Signature:----------------------------         Date: -------------------------